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                                                                    Exhibit 10.1
                            SHARE PURCHASE AGREEMENT


         This Share Purchase Agreement (hereinafter referred to as the "Agreement") is made and entered into as of the 16th day of December, 1996, by and among Arbor Health Care Company, a Delaware corporation (hereinafter referred to as the "Purchaser"), and Diane S. Bartoli, an individual residing at 4411 McIntosh, Lakes Avenue, Sarasota, FL 34233 (the "Shareholder").

                                 R E C I T A L S

         WHEREAS, the Shareholder presently owns all of the issued and outstanding capital stock of Adult Services Unlimited, Inc., a Pennsylvania corporation ("ASUI") and Health Poconos, Inc., a Pennsylvania corporation ("HPI") (the shares of ASUI and HPI owned by the Shareholder are hereinafter collectively referred to as the "Shares");

         WHEREAS, ASUI and HPI (hereinafter collectively referred to as the "Companies") are presently engaged in the business of operating comprehensive outpatient rehabilitation facility services in Pennsylvania (said business is hereinafter collectively referred to as the "Companies' Business");

         WHEREAS, the Shareholder desires to sell to the Purchaser the Shares upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Purchaser desires to purchase from the Shareholder the Shares upon the terms and subject to the conditions hereinafter set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, of the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

 1.      SALE AND PURCHASE OF EACH SHAREHOLDER'S SHARES.
         ----------------------------------------------

         At the Closing (as that term is hereinafter defined in Section 5 of this Agreement), the Shareholder shall sell and deliver to the Purchaser and the Purchaser shall purchase and take from the Shareholder the Shares, all upon the terms and subject to the conditions set forth in this Agreement. The sale and delivery by the Shareholder of the Shares to the Purchaser pursuant to this Section shall be effected by the delivery to the Purchaser by the Shareholder at the Closing of a certificate or certificates representing the Shares duly endorsed in blank by the owner of record or accompanied by a duly executed stock power in blank by the owner of record with such signature guarantees or other certifications or affidavits as the Purchaser shall reasonably request.



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 2.      CONSIDERATION FOR THE SHARES.
         ----------------------------

         In consideration of the sale and transfer to the Purchaser by the Shareholder of the Shares as provided in Section 1 of this Agreement, at the Closing the Purchaser shall deliver to the Shareholder the following:

         (a)      $1,500,000.00 in immediately available funds (the "Cash"); and
         (b) A promissory note (the "Note") in the principal amount of $1,700,000.00, in the form attached hereto as Exhibit A.


 3.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE
         -------------------------------------------------
         SHAREHOLDER.
         ------------

         The Shareholder hereby represents, warrants and agrees (and acknowledges that each such representation, warranty and agreement shall be deemed material and independently relied upon by the Purchaser), in consummating the transactions herein contemplated as follows:

         3.1. BINDING EFFECT. This Agreement constitutes her legally binding and valid obligation, enforceable in accordance with its terms.

         3.2. OWNERSHIP OF THE SHARES. She is the record owner of and has good and valid title to the Shares, she has full right, power and authority to sell and deliver the Shares to the Purchaser pursuant to the terms of this Agreement and, upon the sale and transfer by her of her certificate or certificates therefor to the Purchaser pursuant to this Agreement, she will deliver to the Purchaser good and valid title to the Shares, free and clear of any and all claims, liens, charges, encumbrances, restrictions, agreements and defects of any kind or nature whatsoever.

         3.3. OWNERSHIP OF THE SHARES. The Shares are owned beneficially and of record by the Shareholder, and she has no right to acquire or receive any additional shares of the Companies' capital stock.

         3.4. VOLUNTARY ACT. She is executing this Agreement freely, knowingly and voluntarily, she is fully aware of the contents and legal effects hereof, and such execution is not the result of any duress, mistake or undue influence whatsoever.

         3.5. CLAIMS AGAINST THE PURCHASER OR THE COMPANIES. She has no presently existing claim, demand, action or cause of action, whether at law or in equity, whether accrued, contingent, fixed or otherwise, which she might hereafter attempt to assert against the Purchaser, the Company or any of their respective attorneys, accountants, parents, subsidiaries, affiliates, predecessors, officers, directors, employees or stockholders, of any kind, character or description whatsoever, arising out of, related to or in any manner connected with, either directly or indirectly, her participation as an employee, director, officer or stockholder of the Companies,

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including but not limited to (i) any rights to purchase or receive shares of the
Companies' capital stock, or (ii) presently existing claim or basis for a claim for indemnification from the Companies pursuant to the Companies Articles of Incorporation or By-Laws, or any agreement or law other than for (a) unpaid dividends declared by the board of directors of the Companies, (b) salaries and/or employee expense reimbursements not exceeding $2,000 in the aggregate with respect to her, and (c) bonuses to be granted to the Shareholder in the ordinary course of business but which will not reduce the Companies' respective shareholder equity to a negative number.

         3.6. ORGANIZATION. The Companies are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and are legally entitled and licensed to own and lease their respective properties and to carry on the Companies' Business as and in the places where such properties are now owned, leased or operated. There are no jurisdictions in which the nature of the assets or the business of the Companies would require them to qualify as a foreign corporation.

         3.7. CAPITALIZATION. The authorized capital stock of ASUI consists of 100,000 shares of Common Stock, par value $10.00 per share (hereinafter referred to as the "ASUI Common Stock"), 900 shares of which are validly issued, fully paid, non-assessable and outstanding. The authorized capital stock of HPI consists of 500 shares of Common Stock, without par value (hereinafter referred to as the "HPI Common Stock"), 100 shares of which are validly issued, fully paid, non-assessable and outstanding (the ASUI Common Stock and the HPI Common Stock are hereinafter collectively referred to as the "Common Stock"). No governmental agency or purchaser of shares of the Common Stock has asserted a claim or demand to either of the Companies that any of such shares were issued in violation of any federal or state securities laws.

         3.8. OPTIONS. There are no existing options, warrants, commitments or agreements of any kind or nature whatsoever relating to the issuance of the Common Stock or securities of the Companies and no existing agreements, trusts or understandings relating to the voting or transfer of the Common Stock.

         3.9. SUBSIDIARIES. The Companies have no subsidiaries or investments in any subsidiaries or other businesses.

         3.10. CORPORATE INSTRUMENTS. The Articles of Incorporation and By-Laws of the Companies, as amended to date, are true, correct and complete in all respects. The stock record books of the Companies are true, correct and complete in all respects and accurately reflect all issuances and transfers of the authorized capital stock of the Companies. Copies of all such corporate instruments of the Companies shall be furnished to the Purchaser prior to Closing.

         3.11 CONFLICTS. Except as set forth on Schedule 3.11, neither the execution and delivery of this Agreement and the consummation of the transactions herein contemplated nor compliance by the Shareholder with any provisions hereof will; (a) conflict with, cause an

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acceleration of or result in a material breach of or default under any of the terms, conditions, or provisions of any (i) article of the Articles of Incorporation or any of the By-Laws of the Companies; or (ii) note, bond, mortgage, indenture, license, agreement or other instrument to which either of the Companies is a party or by which they or any of their property is bound; or
(b) violate any order, writ, injunction, decree, statute, rule or regulation, the violation of which would have a material adverse consequence upon the Companies, their properties, and their assets, each taken as a whole.

         3.12. CONSENT. Except as set forth on Schedule 3.12, no consent or approval by any governmental agency or authority or any non-governmental person or entity is required in connection with the execution, performance and delivery by the Shareholder of this Agreement or the consummation of the transactions herein contemplated (including, but not limited to, consents from federal, state, municipal or other governmental agencies or authorities having jurisdiction over the Companies Business).

         3.13. FINANCIAL STATEMENTS. The Companies have each previously furnished the Purchaser with a true, correct and complete copy of the internal balance sheet and income statement dated September 30, 1996 and the compiled balance sheet and income statement for the fiscal years ended December 31, 1995, December 31, 1994, December 31, 1993, December 31, 1992 and December 31, 1991 (hereinafter referred to individually and/or collectively as the "Financial Statements"). The Financial Statements fairly present the financial position of the Companies as of their respective dates and the results of their operations for the respective periods then ended. The shareholders' equity of ASUI and HPI, as stated on their respective Financial Statements, is at least $302,645 and $332,981, respectively at September 30, 1996, but may be reduced to zero by the time of the Closing.

         3.14. MACHINERY AND EQUIPMENT. Schedule 3.14 sets forth as of September 30, 1996 a complete list, description and location of each item of the Companies' machinery, equipment and other tangible assets used in the Companies Business having an initial cost of greater than $1,000
(hereinafter referred to as the "Machinery and Equipment"). Each such item of the Machinery and Equipment is in good operating condition and repair, normal wear and tear excepted, and is free of any material defects. Since September 30, 1996 and except as otherwise provided in Schedule 3.14, there has been no sale or other disposition of any of the Machinery and Equipment.

         3.15. LEASED PROPERTY. Schedule 3.15 sets forth as of the date of this Agreement each parcel of real property (including all improvements thereto) leased by the Companies (hereinafter referred to as the "Leased Property"). The Companies shall deliver to the Purchaser copies of such leases. The Companies are not in default under any such leases and such leases are in full force and effect. The Companies do not own any real property.

         3.16. ACCOUNTS RECEIVABLE. Except as disclosed on Schedule 3.16, all accounts receivable of the Companies (hereinafter referred to as the "Accounts Receivable") as of

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September 30, 1996 and all notes and accounts receivable acquired by it subsequent to September 30, 1996, have arisen in the ordinary course of business and have been collected or are in the process of collection and will be collected in the ordinary course of business in the aggregate recorded amounts thereof, less the applicable allowances of $155,000 and $100,000, set up on the books of ASUI and HPI, respectively, as of the date hereof. Schedule 3.16 also sets forth a description of the Companies' policies and current status with respect to sales discounts, returns and allowances, and also sets forth a description of any material changes in credit terms since September 30, 1996.

         3.17. PATENTS AND TRADEMARKS. Schedule 3.17 sets forth a true, correct and complete listing of all patents, trademarks, trade names, brand names and registered copyrights and any pending applications therefor, owned by or licensed to either of the Companies (hereinafter collectively referred to as the "Patents"), together with a brief statement as to the filing, registration or issuance thereof, as to any licenses, sublicenses, covenants or agreements entered into or granted by or to the Companies with respect thereto and as to any pending or threatened disputes or adverse claims with respect thereto. Except as set forth on Schedule 3.17, there is no claim or demand of any person pertaining to, or any proceedings which are pending or, to the best knowledge of the Companies, overtly threatened, which challenge: (a) the rights of the Patents; or (b) the rights of the Companies in respect of any material confidential information or material trade secrets used in the conduct of the Companies' Business. None of the Patents are subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency or, to the best knowledge of the Companies, infringes or is being infringed by others or is used by others (whether or not such use constitutes infringement), except for orders, rulings, decrees, judgments, stipulations or alleged infringements set forth on Schedule 3.17, none of which individually or collectively will materially and adversely affect the Companies' Business.

         3.18. ASSETS USED IN BUSINESS. Since September 30, 1996, the Companies have not utilized any material assets in the conduct of the Companies' Business other than: (a) assets reflected on the balance sheets included in the Financial Statements; (b) assets set forth in the Schedules; and
(c) supplies and inventories acquired, consumed or disposed of by the Company since September 30, 1996 in the ordinary course of the Companies' Business.

         3.19. TITLE TO ASSETS. The Companies each have good, valid and indefeasible leasehold title to the Leased Property, to all of the assets listed on the Schedules delivered to the Purchaser by the Companies and to all of the assets, both real and personal, reflected on the balance sheets included in the Financial Statements (except for such assets sold, consumed or otherwise disposed of in the ordinary course of the Companies' Business since the dates of such balance sheets), free and clear of all mortgages, liens, pledges, charges, restrictions, agreements, encroachments or encumbrances of any kind or nature whatsoever, except; (a) for those associated with the indebtedness listed on Schedule 3.23; and (b) liens for current taxes not yet due and payable.


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         3.20.             NO UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 3.20, the Companies have no material liabilities or obligations of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise and whether due or to become due, other than: (a) those reflected on or referred to in the Financial Statements and not since paid or discharged; or
(b) those incurred since September 30, 1996 in the ordinary course of the Companies' Business or disclosed in one or more Schedules delivered to the Purchaser by the Companies. Except as set forth on Schedule 3.20, the Companies do not have, directly or indirectly, any contractual arrangement with or commitment to or from any of its officers, directors or employees. Without limiting the generality of the foregoing and except as so disclosed, no officer, director, shareholder or employee of the Companies was or is, directly or indirectly, a joint investor or co-venturer with, or owner, lessor, lessee, licensor, licensee or supplier of any real or personal property, tangible or intangible, owned or used by or a lender to or debtor of the Companies and the Companies have no commitments or obligations as a result of any such transaction prior to the date of this Agreement.

         3.21. ACCOUNTS PAYABLE. Schedule 3.21 sets forth as of September 30, 1996 all of the accounts payable of the Companies as of such date. No accounts payable have arisen since September 30, 1996 except in the ordinary course of the Companies' Business.

         3.22. TAXES. Copies of all federal, state and local, as the case may be, income tax returns of each of the Companies for each of the five
(5) consecutive taxable years ended December 31 have heretofore been delivered to the Purchaser. The Companies have filed or made all federal, state and local income and other tax returns and tax filings which it has been required to file or make (and there are no requests pending for extensions of time to file or make any such returns or filings) and have paid all taxes and governmental charges due and payable as shown on such returns and filings. The Companies have never been audited by any federal, state or local taxing authority, with the exception of Medicare audits performed in calendar year 1995.

         3.23. INDEBTEDNESS. Schedule 3.23 sets forth as of the date of this Agreement a complete description of any indebtedness for borrowed money incurred, assumed or guaranteed by the Companies.

         3.24. CAPITAL EXPENDITURES. Schedule 3.24 sets forth as of the date of this Agreement each outstanding commitment of each of the Companies to make a capital expenditure, capital addition or capital improvement in the amount of $5,000.00 or more individually or $25,000.00 in the aggregate.

         3.25. GOVERNMENTAL AUTHORIZATIONS. The Companies now have and, in a manner consistent with good business practice, will maintain in effect through the Closing all licenses, permits, certificates, agreements, consents and other authorizations from all federal, state and local agencies or authorities as are necessary for the lawful and proper conduct of the Companies' Business. Schedule 3.25 sets forth as of the date of this Agreement a complete list of all such governmental authorizations material to the conduct of the Companies' Business.

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         3.26.             EMPLOYEES. Schedule 3.26 sets forth as of the date of
this Agreement a complete list of all officers, directors and employees of the Companies, whether full time or part time, indicating the name of each such person, the method and the amount of annual compensation of each such person and the title or job description of each such person.

         3.27. CONSULTANTS. Schedule 3.27 sets forth as of the date of this Agreement a complete list of all consultants of the Companies, whether full time or part time, indicating the name of each consultant and any compensation arrangement with each consultant.

         3.28. FRINGE BENEFITS. Schedule 3.28 sets forth as of the date of this Agreement a complete list and description of all fringe benefits, including hospitalization insurance, accident and health insurance, disability insurance, death insurance, vacation policies, meals and lodging policies and parking policies of the Companies, along with true, correct and complete copies of all contracts, policies, procedures, actuarial reports and manuals of employee disclosures related thereto.

         3.29. EMPLOYEE BENEFIT PLANS. Schedule 3.29 sets forth as of the date of this Agreement a complete list and description of all employment contracts, bonus, collective bargaining, deferred compensation, stock option, profit-sharing, pension, retirement, termination, incentive or other similar arrangement, plan or commitment (other than those described on Schedule
3.28 or Schedule 3.30) to which either of the Companies is a party or by which either of the Companies or their respective assets or properties are bound along with complete copies of such documents, arrangements or plans.

         3.30. ERISA PLANS. The only "employee benefit plans" (hereinafter referred to as the "Plans"), as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which any liability under ERISA or otherwise presently exists or may be incurred by the Companies are those listed on
Schedule 3.30. Neither of the Companies has at any time in the past five years made (or been obligated to make) contributions to any "multiemployer plan" as defined in Section 3(37) or ERISA or to any multiple employer plan subject to Sections 4063 and 4064 of ERISA, except as described in Schedule 3.30. For each such plan, Schedule 3.30 contains a complete and accurate description of (i) the unfunded vested benefits, if any, of such Plan as of its most recent valuation date, and (ii) the Companies' best estimate of the liability, if any, the Companies would incur under ERISA Section 4062 and 4203 as a result of an immediate withdrawal form such plan on the Closing. No material liability under ERISA or otherwise has been incurred by the Companies with respect to any Plan, individually or in the aggregate, and the Shareholder is not aware of any facts which indicate that such liability is reasonably likely to be incurred in the future. No "prohibited transaction," as such term is defined in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code of 1954, as amended (the "Code"), nor any "reportable event," as that term is defined in Section 4043 of ERISA has occurred with respect to any Plan, no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or in Section 412 of the Code (whether or not waived) exists with respect to any Plan and no suits, claims or other actions have

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been commenced or threatened with respect to any Plan. No Plan is a "defined benefit plan" as that term is defined in Section 3(35) of ERISA.

         3.31. AGREEMENTS AND COMMITMENTS. Schedule 3.31 sets forth as of the date of this Agreement a complete list of all written agreements (copies of which shall have been delivered to the Purchaser), and describes all oral agreements and commitments to which either of the Companies is a party, concerning the following:

         3.31.1. PURCHASE AND SALE COMMITMENTS. Each outstanding purchase and sale commitment of the Companies in the amount of $1,000.00 or more. No material outstanding purchase commitments by the Companies is in excess of the normal, ordinary and usual requirements of the Companies' Business. No commitment the term of which extends beyond ninety (90) days after the date hereof purports to obligate the Companies to sell any product or service at a price which, in view of currently prevailing and projected costs of raw materials, would result, when all such sales commitments are taken in the aggregate, in a loss to the Companies. The Companies have not rendered billings for or collected progress or other advance payments under any sales commitment providing for such payments in excess of amounts which could reasonably be billed or collected on the basis of work actually completed thereunder.

         3.31.2. DISTRIBUTORSHIP AND SALES MANAGEMENT. Each distributorship, sales, agency, franchise or similar agreement of the Companies.

         3.31.3. OTHER AGREEMENTS. Each material contract, agreement and commitment to which either of the Companies is a party or by which either of the Companies or any of their assets are bound other than those disclosed on the other Schedules delivered to the Purchaser by the Companies.

         3.31.4. PHYSICIAN REFERRALS. Each physician (or an immediate family member of such physician) that has a financial relationship (as defined in 42 U.S.C.A. ss.1395) with either of the Companies and who makes referrals to either of the Companies.

         3.32. ADVERSE CHANGE. Schedule 3.32 sets forth as of the date of this Agreement a complete description of any material adverse change in the financial condition, business or properties of the Companies occurring after September 30, 1996, whether or not such change is reflected in the Financial Statements or in the ordinary course of the Companies' Business including, but not limited to, any material change in the value of the assets or properties of the Companies or changes to laws or rules affecting the Companies' Business.

         3.33. INSURANCE POLICIES. Schedule 3.33 sets forth as of the date of this Agreement a complete description of all policies of insurance with respect to the Companies covering their properties, buildings, machinery, equipment, furniture, fixtures, operations and employees including, but not limited to, policies covering errors and omissions and public

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liability, along with true, correct and complete copies of all such policies.
All of such policies are in full force and effect. The Companies are not in default with respect to any provisions of any such policy and has not failed to give any notice or present any material claim thereunder in due and timely fashion. There are no claims pending under such policies related to the Companies' Business except as disclosed as Schedule 3.33.

         3.34. SUPPLIERS. Schedule 3.34 sets forth as of the date of this Agreement a complete list of all suppliers to the Companies which were paid more than $10,000.00 by the Companies during the last twelve (12) months prior to the date of this Agreement. There has been no material changes in suppliers during the last three (3) years except as set forth on Schedule 3.34.

         3.35. STATUS OF AGREEMENTS. Each of the contracts, agreements, commitments, licenses and leases listed on Schedules delivered by the Companies pursuant to this Agreement that are in full force and effect, are a valid and legally binding obligation as to the Companies, and there is no material default under the terms of any thereof (and no condition exists which, with the passage of time, the giving of notice, or both, would result in such a material default under the terms of any thereof).

         3.36. BANK ACCOUNTS. The name of every bank in which the Companies have an account or safe deposit box, the identifying numbers of all such accounts and safe deposit boxes, and the names of all persons having power to borrow, discount debt obligations, cash or draw checks or otherwise act on behalf of the Companies in any dealings with such banks are set forth on
Schedule 3.36.

         3.37. INTERIM OPERATIONS. Except as disclosed on Schedule 3.37, on the other Schedules delivered by the Companies to the Purchaser or in the Financial Statements, since September 30, 1996, the Companies' Business has been conducted only in the ordinary course and there has not been: (a) any material change in the condition (financial or otherwise), assets, liabilities or business of the Companies other than changes in the ordinary course, none of which, singly or in the aggregate, has been materially adverse; (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business or assets of the Companies taken as a whole;
(c) any declaration, setting aside a payment of any dividend, or other distribution, in respect of the Common Stock or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Companies
(d) any option to purchase the Common Stock granted to any person, or any employment or deferred compensation agreement entered into between the Companies and any of their officers, directors, employees or consultants; (e) any issuance or sale by the Companies of any stock, bonds, or other corporate securities; (f) any labor disputes materially and adversely affecting the business or assets of the Companies; (g) to the best of the knowledge of the Shareholder, any statute enacted or proposed or any rule or regulation adopted or proposed which may materially and adversely affect the Companies' Business; (h) any mortgage, pledge, lien or other encumbrance or security interest (other than liens for current taxes not yet due and such encumbrances, if any, except such as are not substantial in character, amount

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or extent and do not materially detract from the value or interfere with the present or proposed use of the property subject thereto or affected thereby, or otherwise materially impair business operations) created on any material asset, tangible or intangible, of the Companies or assumed, either by the Companies or by others with respect to any such asset; (i) any indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred, or other transactions (except as reflected in this Agreement) engaged in, by the Companies, except in the ordinary course of business, which is material in light of the Companies' Business; (j) any material obligation or liability discharged or satisfied by the Companies other than current liabilities shown in the Financial Statements and current liabilities incurred since that date in the ordinary course of business; (k) any amendment, termination or waiver of any material right of substantial value belonging to the Companies; or (l) any increase in the compensation payable or to become payable by the Companies to any of its officers, employees, directors, consultants or agents, other than normal merit and cost-of-living increases in accordance with the Companies' general prevailing practices or in accordance with Section 3.5(c) hereof.

         3.38.              LITIGATION AND PROCEEDINGS. Except as set forth in
Schedule 3.38, there is no litigation or any proceedings or governmental investigations pending or to the best of the knowledge of the Shareholder threatened against or relating to the Companies or its properties or business including, but not limited to, litigation, proceedings or governmental investigations under federal or state anti-trust laws, Medicaid or Medicare laws, labor laws, environmental protection laws, safety and occupation laws or tax laws before any court, arbitrator or administrative agency which may materially and adversely affect the Companies or its business and properties taken as a whole. Such Schedule sets forth a statement as to reserves and other provisions that have been made by the Companies concerning possible liabilities that may arise out of pending or threatened litigation or proceedings.

         3.39.               COMPLIANCE WITH LAWS. Except as set forth in
Schedule 3.39: (a) the Companies are not in material violation of any applicable building, zoning, occupational safety and health, pension, reimbursement (including, but not limited to, Medicare and Medicaid), environmental control or similar law, ordinance or regulation in relation to its structures, equipment, or the operation thereof or of the Companies' Business, or any applicable fair employment, equal opportunity or similar law, ordinance or regulation; (b) the Companies have not received any written notice or complaint from any governmental agency or authority and, to the best of the knowledge of the Shareholder none is threatened, alleging that the Companies have violated any such requirement, law, ordinance or regulation; (c) the Companies have not received any written notice from any governmental agency or authority of any pending proceeding to take all or any part of the properties of the Companies (whether leased or owned) by condemnation or right of eminent domain and, to the best of the knowledge of the Shareholder, no such proceeding is threatened; and
(d) the Companies are not a party to any agreement or instrument, or subject to any judgment, order, writ, injunction, rule, regulation, code or ordinance which materially and adversely affects or may affect the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Companies.


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         3.40.               WORKERS' COMPENSATION; UNEMPLOYMENT COMPENSATION.
Schedule 3.40 is a description of the basis upon which, under the various applicable laws, workers' compensation and unemployment compensation matters have been handled for the Companies for the last three (3) fiscal years. Except as otherwise described in such Schedule, workers' compensation and unemployment compensation matters have been conducted and are being conducted so as to be in substantial compliance with all laws and regulations applicable thereto.

         3.41. POWERS OF ATTORNEY. The Companies have no powers of attorney or similar authorizations outstanding, other than those issued in the ordinary course of business, with respect to insurance, tax and federal and state securities laws.

         3.42. ENERGY SOURCES. The Companies have not received any written notification of any proposed cut in or allocation of natural gas, electrical energy, or other similar sources of heat, light and power by any public utility or other body in connection with the operation of the Companies' Business.

         3.43. RELATIONSHIP WITH REFERRAL SOURCES. Except as set forth in Schedule 3.43, no referral source of the Companies which has accounted for more than five percent (5%) of the Companies' annual revenue during the last two (2) years or referral sources of the Companies which, collectively, accounted for more than ten percent (10%) of the Companies' annual sales during the last two (2) years, have refused to purchase services delivered by the Companies or provided the Companies with information indicating material dissatisfaction with the quality or price of the Companies' services, and there has been no material adverse change with respect to the relationship of the Companies with any such referral sources.

         3.44. ENVIRONMENTAL MATTERS. The term "Environmental Laws" shall refer to any and all applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits relating in any way to the protection of the environment, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), and the Toxic Substances Control Act and any amendments or extensions of the foregoing and the regulations promulgated thereunder. The Companies have not received any written notice of any work, repairs, construction or capital expenditures required to be made by it pursuant to applicable Environmental Laws with respect to the Companies' Business. None of the Leased Property is contaminated by or contains any toxic substance, as that term is defined in RCRA, such that the contamination violates Environmental Laws. No claim, action, suit or proceeding is pending or threatened against the Companies before any court or other governmental authority or arbitration tribunal, relating to hazardous substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting the Companies or its respective assets with respect to the same. The Companies have not received any written notice from any government agency or private or public entity advising it that it is responsible for response costs with respect to a release, a threatened release or clean up of chemicals produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, including, but not limited to, hazardous substances, as defined under CERCLA, and has not received any information requests under CERCLA from any government agency. As used herein, "Hazardous substances" include any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to RCRA and CERCLA, or any other federal, state or local environmental law, ordinance, rule or regulation, except that, for purposes of this Agreement, "petroleum" (including crude oil or any faction thereof) shall be deemed a "hazardous substance." "Release" shall have the same meaning as defined in CERCLA.

         3.45. CERTAIN CONDITIONS FOR ACCOUNTING TREATMENT. The Companies have not been a subsidiary or division of another corporation and the Companies have not changed the equity interest of the shares of the Common Stock in contemplation of effecting the transactions contemplated by this Agreement during the period beginning on the date of its organization and ending on the date of this Agreement.

         3.46. CERTIFICATES AND SCHEDULES. All certificates and Schedules (as well as those items referred to therein) delivered to the Purchaser by the Companies pursuant to the provisions of this Agreement are true, correct and complete in all material respects.

         3.47. BROKER'S FEE. The Shareholder has not engaged or consulted with any broker with respect to the transaction contemplated by this Agreement so as to give rise to any valid claim against the Shareholder or the Purchaser for a brokerage commission, finder's fee or like payment.

         3.48. ACCURACY OF INFORMATION. No statement contained in the Schedules and in any other written documents executed and/or delivered by Shareholder pursuant to the terms of this Agreement nor any representation or warranty contained herein or made hereunder, contains any misstatement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Schedules and such other documents shall be deemed to constitute representations and warranties of the Companies and the Shareholder under this Agreement to the same extent as if set forth in this Agreement.

 4.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASER.
         -----------------------------------------------------------

                  The Purchaser hereby represents, warrants and agrees (and acknowledges that each such representation, warranty and agreement shall be deemed material and independently relied upon by the Shareholder), in consummating the transactions herein contemplated:

         4.1. ORGANIZATION OF THE PURCHASER. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and is legally entitled to own and lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated or where its business is now conducted.

         4.2. AUTHORITY. Except as otherwise provided in this Agreement, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary action on the part of the Purchaser and this Agreement constitutes a valid and legally binding obligation of the Purchaser enforceable in accordance with its terms.

         4.3. BROKER'S FEE. The Purchaser has not engaged or consulted with any broker with respect to the transactions contemplated by this Agreement so as to give rise to any valid claim against the Purchaser for a brokerage commission, finder's fee or like payment.

         4.4 CONFLICTS. Neither the execution and delivery of this Agreement and the consummation of the transactions herein contemplated nor compliance by the Purchaser with any provisions hereof will: (a) conflict with, cause an acceleration of or result in a material breach of or default under any of the terms, conditions, or provisions of any (i) charter instrument or (ii) note, bond, mortgage, indenture, license, agreement or other instrument to which the Purchaser is a party or by which it or any of its property is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation, the violation of which would have a material adverse consequence upon the Purchaser, its properties, and its assets, taken as a whole.

         4.5. ACCURACY OF INFORMATION. No statements in any other written Documents executed and/or delivered by or on behalf of the Purchaser pursuant to the terms of this Agreement nor any representation or warranty contained herein or made hereunder, contains any misstatement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Such other documents shall be deemed to constitute representations and warranties of the Purchaser under this Agreement to the same extent as if set forth in this Agreement.

5.       THE CLOSING.
         -----------

         The Closing under this Agreement (herein referred to as the "Closing") shall be held no later than January 6, 1997 but to be effective as of January 1, 1997 (unless extended by either party for up to 30 days upon written notice by such party to the other party). At the Closing, the parties hereto shall proceed in the manner and in the order as hereinafter set forth:

         5.1. CERTIFICATE OF GOOD STANDING OF THE COMPANIES AND THE PURCHASER. The Companies and the Purchaser shall deliver to each other certified copies of their respective Certificates of Good Standing executed by the Secretary of the State in which they are incorporated and dated no more than twenty (20) days prior to the date of Closing.

         5.2. CERTIFIED RESOLUTIONS OF THE PURCHASER. The Purchaser shall deliver to the Shareholder a copy of resolutions adopted by the Board of Directors of the Purchaser, certified true and correct by an officer of the Purchaser as of the date of Closing, authorizing it to enter into this Agreement and the transactions herein contemplated.

         5.3. DELIVERY OF SHARE CERTIFICATES. The Shareholder shall deliver to the Purchaser the certificate or certificates representing the Shares as required by Section 1 of this Agreement.

         5.4. DELIVERY OF CONSIDERATION. The Purchaser shall deliver to the Shareholder the Note and the Cash described in Section 2 hereof.


         5.5. RESIGNATIONS. The Shareholder shall deliver to the Purchaser resignations of all officers and directors of the Companies.

         5.6. OPINION OF COUNSEL. The Shareholder shall deliver to the Purchaser an opinion, dated as of the Closing, of counsel for the Shareholder, in the form attached hereto as Exhibit B.

         5.7. SIMULTANEOUS ASSIGNMENT; TRANSFER. The Shareholder shall, simultaneously with the closing of this transaction assign to the Purchaser her limited partnership interest in Cross Valley Professional Group, Ltd., a Pennsylvania limited partnership, in exchange for a payment by the Purchaser to the Shareholder of the sum of $167,520.54, in such form as may be reasonably requested by the Purchaser. The transfer tax on such assignment shall be paid equally by the Shareholder and the Purchaser.

         5.8. OTHER DOCUMENTS. The parties shall execute and deliver to each other all other certificates, agreements and other documents required to be delivered pursuant to this Agreement or necessary or useful to complete the transaction contemplated hereby.

         5.9. DUE DILIGENCE REVIEW. Notwithstanding anything to the contrary stated in this Agreement, the parties recognize and agree that the obligation of the Purchaser to consummate the transactions contemplated by this Agreement are expressly conditioned upon and subject to the Purchaser having completed, by December 23, 1996, its due diligence review of the Companies and the Companies' Business, and the Purchaser being satisfied therewith in all respects as determined in its sole and absolute discretion.


6.       INDEMNIFICATION; SET OFF.
         ------------------------

         6.1. THE SHAREHOLDER'S INDEMNIFICATION. From and after the Closing, the Shareholder shall indemnify, defend and hold harmless the Purchaser from, against and with respect to any actual monetary loss incurred by the Purchaser from any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of the Shareholder contained in this Agreement, in the Schedules, or in any certificate, instrument or other document or agreement executed by the Shareholder in connection with this Agreement, except to the extent the Purchaser was aware of such inaccuracy or breach at the Closing, (ii) any failure by the Shareholder or the Companies to perform or observe any covenant, agreement or condition to be performed or observed by either of them under this Agreement or under any certificates or other documents or agreements executed by either of them in connection with this Agreement; (iii) claims relating to the enforcement of the Purchaser's rights under this Agreement; (iv) amounts that are due or that may become due to Medicaid and/or Medicare intermediaries, or to other public or private third party payors, on account of adjustments to Medicaid and/or Medicare or any other public or private third party payer cost reimbursement claims made with respect to the Companies' Business for any period ending on or before the Closing; and (v) claims from federal, state and/or local tax authorities for increased taxes, interest or penalties related to or resulting from audit findings that the Companies paid unreasonable or excessive compensation to employees for periods prior to the Closing.

         If any claim covered by the foregoing indemnity is asserted against the Purchaser, the Purchaser shall notify the Shareholder promptly and give her an opportunity to defend the same, and the Purchaser shall extend reasonable cooperation to the Shareholder in connection with such defense. In the event that the Shareholder fails to defend the same within a reasonable time, the Purchaser shall be entitled to assume the defense thereof and the Shareholder shall be liable to repay the Purchaser for all of its expenses reasonably incurred in connection with such defense (including reasonable attorneys' fees and settlements payments).

         6.2. THE PURCHASER'S INDEMNIFICATION. From and after the Closing, the Purchaser shall indemnify, defend and hold harmless the Shareholder from, against an with respect to any claim, liability, obligation, loss, damage,assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character arising out of or in any manner incident, relating or attributable to (i) the inaccuracy in any representation or breach of warranty of the Purchaser contained in this Agreement, in the Schedules, or in any certificate, instrument or other document or agreement executed by the Purchaser in connection with this Agreement or otherwise made or given in writing in connection with this Agreement by the Purchaser, except to the extent the Shareholder was aware of such inaccuracy or breach at the Closing, (ii) any failure by the Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed it in connection with this Agreement, and (iii) claims relating to the enforcement of the Shareholder's rights under this Agreement. If any claim covered by the foregone indemnity is asserted against the Shareholder, the Shareholder shall notify the Purchaser promptly and give it an opportunity in connection with such defense. In the event that the Purchaser fails to defend the same within a reasonable time, the Shareholder shall be entitled to assume the defense thereof and the Purchaser shall be liable to repay the Shareholder for all of its expenses reasonably incurred in connection with such defense (including reasonable attorneys' fees and settlement payments).

         6.3. Rights of Set Off. If the Purchaser reasonably, in its sole discretion, determines that it is or is reasonably expected to be entitled to indemnification for any amounts (collectively, the "Amounts
Subject to Indemnification") pursuant to Section 6.1 of this Agreement, then the Purchaser may, in lieu of or in addition to pursuing its rights of indemnification from the Shareholder, give notice to the Shareholder that it is reducing any amounts due the Shareholder under the Note by an amount equal to the Amounts Subject to Indemnification, such reduction to be treated as first credited against interest accrued but not yet paid and then a pre-payment of principal without penalty.

7.       MUTUAL FURTHER ASSURANCE AND AGREEMENTS.
         ---------------------------------------

         Each of the Purchaser and the Shareholder covenants with the other as follows:

         7.1. CONFIDENTIALITY. All information furnished by one party to the other party in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that such information (i) already is known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document filed with the SEC or any other agency of any government, or (iv) as otherwise required to be disclosed pursuant to any federal or state law, rule or regulation or by any applicable judgment, order or decree of any court or by any governmental body or agency having jurisdiction in the premises after such other party has given reasonable prior written notice to the other parties to this Agreement of the pending disclosure of any such information.

         7.2. CURRENT INFORMATION. During the period from the date of this Agreement to the Closing, or until this Agreement is terminated as provided herein and except as publicly disclosed by the Purchaser, each party shall promptly notify the other parties of (i) any material change in the normal course of its business or in the operation of its properties, (ii) any governmental complaints, investigations or hearing (or communications indicating that the same may be contemplated), or receipt of any memorandum of understanding or cease and desist order from a regulatory authority, or (iii) the institution of the threat of material litigation involving such party, and will keep the other party fully informed of such events.

         7.3. MISCELLANEOUS AGREEMENTS. Subject to the terms and conditions herein provided, each party shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         7.4. PUBLICITY. Subject to the other provisions of this Agreement, press releases and other publicity materials relating to the transactions contemplated by this Agreement shall be released by the parties hereto only after review and with the consent of both parties; provided, however, that the Purchaser shall have the right, after consulting with the Shareholder, to make a public announcement of the execution of this Agreement, and its subsequent closing, and a disclosure of the basic terms and conditions of this Agreement if advised to do so by its legal counsel in connection with the reporting and disclosure obligations of the Purchaser under the federal securities laws and/or the NASDAQ National Market.

         7.5. COLLECTION OF CERTAIN RECEIVABLES. The Purchaser and the Shareholder acknowledge that at the Closing hereunder there will remain certain receivables for the Companies which have been written off by virtue of their age but which may in the future be nevertheless collected.
These receivables are set forth on Schedule 7.5. The Purchaser and the Shareholder agree that said receivables are not included as assets of the respective Companies for purposes of the Agreement but rather have been assigned to the Shareholder. Any sums collected on the receivables set forth on Schedule 7.5 shall be the property of the Shareholder less an administrative fee of 20% of the amounts collected, payable to the company collecting the receivable (i.e., ASUI or HPI).

8.       COVENANT NOT-TO-COMPETE.
         -----------------------

         (a) For a period of five (5) years from and after the Closing, neither the Shareholder nor any corporation, partnership or other business entity or person controlling, controlled by or under common control with the Shareholder ("Restricted Party") shall, directly or indirectly, operate, manage, own, control, finance or provide financing for, be a consultant or employee for or enter into a service contract with, any comprehensive outpatient rehabilitation facility and/or therapy business, or any entity existing or to be formed that competes in any way with the Companies located within the counties of Monroe, Luzerne or either counties contiguous to either such counties, in the Commonwealth of Pennsylvania.

         (b) From and after the Closing, no Restricted Party shall disclose, directly or indirectly, to any person outside of the Purchaser's employ without the express authorization of the Purchaser, any patient lists, pricing strategies, patient files or records, any proprietary data and trade secrets relating to the Companies Business or any financial or other information about the Companies Business not then in the public domain.

         (c) For the period of five (5) years from and after the Closing, no Restricted Party shall engage or participate in any effort or act to induce any of the patients, physicians, suppliers, associates, employees or independent contractors admitted to or employed by either of the Companies prior to the Closing, or to take any action or to refrain from taking any action or inaction that might be disadvantageous to the Purchaser, including but not limited to the solicitation of the Companies' respective patients, physicians, suppliers, associates, employees or independent contractors' the Companies' to cease doing business, or their association or employment, with the Companies.

         (d) The Restricted Parties acknowledge that the restrictions contained in this Section 8 are reasonable and necessary to protect the legitimate business interests of the Purchaser and that any violation thereof by any of them would result in irreparable harm to the Purchaser. Accordingly, the Restricted Parties agree that upon the violation by any of them of any of the restrictions contained in this Section 8, the Purchaser shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

9.       WAIVERS.
         -------

         The Shareholder or the Purchaser may, by an instrument in writing extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in this Agreement.

10.      NOTICES.
         -------

         All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed, by registered or certified mail, postage prepaid, or when delivered by nationally recognized overnight courier service, or when telecopied, as follows:

         If to the Shareholder to:               The Shareholder at the address
                                                 listed under the first
                                                 paragraph of this Agreement.


                  with a copy to:                Jerry A. Snyder, Esq.
                                                 Snyder, Dimmich, Guldin &
                                                 Dinklelacker, P.C.
                                                 2112 Tilguman Street
                                                 Allentown, PA 18104
                                                 Telecopier: (610) 437-9132

         If to the Purchaser to:                 Arbor Health Care Company
                                                 1100 Shawnee Road
                                                 P.O. Box 840

                                            Lima, OH 45802-0840
                                            Attention:  Pier C. Borra, President
                                            Telecopier: (419) 227-3499

                with a copy to:             Brad C. Roush, General Counsel
                                            Arbor Health Care Company
                                            1100 Shawnee Road
                                            P.O. Box 840
                                            Lima, OH  45802-0840
                                            Telecopier: (419) 221-3366
11.      ENTIRE AGREEMENT.
         ----------------

         This Agreement (including the Recitals, Exhibits and Schedules hereto) supersedes any and all oral or written agreements (including, but not limited to, the Letter of Intent by and between the Purchaser and the Shareholder and dated October 29, 1996) heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties hereto relating to the subject matter hereof.

12.      SECTION 338(h)(10) ELECTION.
         ---------------------------

         The Shareholder agrees to timely file an election pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986 as amended (the "Election"), after the Closing. In consideration of the filing of such Election, the Purchaser agrees to indemnify the Shareholder and hold her harmless, on an after-tax basis, from any additional federal and/or state income tax liability incurred by the Shareholder by reason of the filing of the Election as compared with the federal and/or state income tax liability that would have been incurred by the Shareholder had the Election not been made.

13.      PERSONAL GUARANTY.
         -----------------

         The Purchaser acknowledges that the Shareholder has personally guaranteed certain indebtedness of the Companies as disclosed on Schedule 3.23 hereof (the "Personally Guaranteed Loans"). The Purchaser covenants and agrees that it shall use its best efforts to obtain the release of such Personally Guaranteed Loans within thirty (30) days after the Closing. In the event that such release cannot be obtained, the Purchaser hereby agrees to cause the Companies to pay the balance due on such Personally Guaranteed Loan(s).

14.      NO IMPLIED RIGHTS OR REMEDIES.
         -----------------------------

         Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Shareholders or Purchaser any rights or remedies under or by reason of this Agreement.

15.      HEADINGS.
         --------

         Headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

16.      COUNTERPARTS.
         ------------

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.      BENEFIT AND ASSIGNMENT.
         ----------------------

         This Agreement binds and inures to the benefit of each party hereto and their respective heirs, successors and assigns. No assignment of this Agreement shall be permitted by the Purchaser without the prior written consent of the Shareholder.

18.      GOVERNING LAW.
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

19.      CROSS-REFERENCE.
         ---------------

         To the extent that any Schedule hereto would be required to contain information covered by another Schedule hereto, a brief cross-reference identifying the information and the Schedule where it is best described will be sufficient.

20.      PRONOUNS.
         --------

         Whenever required by the context herein, the singular includes the plural and the masculine includes the feminine or the neuter. Words such as "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.

21.      SURVIVAL OF REPRESENTATION AND WARRANTIES.
         -----------------------------------------

         All of the representations and warranties made in this Agreement by either the Shareholders or the Purchaser including without limitation agreements to indemnify under Section 6 hereunder, shall survive the Closing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER                                         SHAREHOLDER

ARBOR HEALTH CARE COMPANY


By \s\ Pier C. Borra, President                    \s\ Diane S. Bartoli
   ------------------------------                  ------------------------
Pier C. Borra, President                           Diane S. Bartoli

                                    EXHIBIT A
                                    ---------

                                 PROMISSORY NOTE
                                 ---------------


$1,700,000.00                                                         Lima, Ohio
                                                                 January 1, 1997


                  For value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, ARBOR HEALTH CARE COMPANY, a Delaware corporation ("Payor"), hereby promises to pay to the order of DIANE S. BARTOLI ("Payee") or her heirs, personal representatives and assigns, at 4411 McIntosh, Lakes Avenue, Sarasota, FL 34233, or at such other place as the holder hereof may, from time to time, designate in writing, the outstanding principal balance of One Million Seven Hundred Thousand and no/100 Dollars ($1,700,000.00), with simple interest on the unpaid principal sum thereof at a rate of seven percent (7%) per year, payable at the times and on the terms as hereinafter provided in this promissory note (the "Note"):

         1. Interest hereon and the principal sum shall be paid in lawful money of the United States of America.

         2. Payor shall pay the principal and accrued interest thereon quarterly in arrears in the amount of $62,500.00, beginning March 31, 1997 and pursuant to the Amortization Schedule attached hereto as Schedule I. Payor shall pay the outstanding principal balance hereof, together with all interest accrued to date, in full on December 31, 2001, whereupon this Note shall be cancelled.

         3. Prepayment of all or any part of the principal sum of the Note, together with accrued interest thereon, shall be allowed at any time. Any partial prepayment shall be applied first against accrued interest and then as a reduction of principal. Any such prepayment shall not postpone the due date of any subsequent installment.

         4. In the event that any payment due under this Note is not made within three (3) days after the due date, the holder hereof shall be entitled to receive, without notice to Payor and in addition to any other remedies it may have, a late charge equal to five percent (5%) of such payment.

         5. The principal amount of this Note and/or accrued interest thereon may be reduced in the manner specified in Section 6:
                  "Indemnification; Set Off" of that certain Share Purchase Agreement entered into by and among Payor and Payee, and dated as of December 16, 1996 (the "Agreement").

         6. At the option of the holder hereof exercised by written notice to Payor, the happening of any of the following event shall be deemed a default under this Note: (a) default by Payor in the payment of any installment of principal or interest when due under this Note and the same shall remain unpaid for a period of ten (10) days after written notice thereof has been delivered to Payor; (b) the commencement of proceedings in bankruptcy or for the reorganization of Payor, or the readjustment of any of the debts of Payor, under the Federal Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors now or hereafter existing, which shall not be discharged within ninety (90) days after their commencement; or (c) the appointment of a receiver, trustee or custodian for Payor, or for any substantial part of the assets of Payor, or the institution of proceedings for the dissolution of Payor, and such receiver or trustee shall not be discharged within ninety
                  (90) days of his or it's appointment, or such proceedings shall not be discharged within ninety (90) days of their commencement, or the discontinuance of the business or the material change in the nature of the business of Payor.

         7. In the event of a default under this Note, the entire principal balance then owing shall bear interest at a rate of ten percent (10%) per year and the outstanding principal balance and accrued interest of this Note shall become immediately due and payable.

         8. This Note shall be construed by the laws of the Commonwealth of Pennsylvania.


                                                  ARBOR HEALTH CARE COMPANY


                                                  \s\ Pier C. Borra, President
                                                  ----------------------------

                                                  Pier C. Borra, President


                                       -3-